1 and 2-Level US IDE Patient Population Summary Confidential 1 Total Enrolled: 627 Withdrew prior to surgery: 28 Total Operated: 599 Patients One Level • 164 Randomized Mobi-C • 81 Randomized ACDF • 15 Training Mobi-C Two Level • 225 Randomized Mobi-C • 105 Randomized ACDF • 9 Training Mobi-C

1 Level US IDE Study Secondary Surgery Rates Compared to ACDF through 4 Years Confidential 2 1 Level Secondary Surgeries 1.2% 2.4% 3.0% 6.2% 8.6% 9.9% 0% 2% 4% 6% 8% 10% 12% 24 M 36 M 48 M Mobi-C ACDF Per c entage of Pat ient s

2 Level US IDE Study Secondary Surgery Rates Compared to ACDF through 4 Years Confidential 3 2 Level Secondary Surgeries 3.1% 3.1% 4.0% 11.4% 13.3% 15.2% 0% 2% 4% 6% 8% 10% 12% 14% 16% 24 M 36 M 48 M Mobi-C ACDF Per c entage of Pat ient s

Confidential 4 1 Level US IDE Study Overall Success Rates Compared to ACDF through 4 Years 73.7% 70.0% 69.5% 65.3% 58.7% 58.7% 0% 10% 20% 30% 40% 50% 60% 70% 80% 24 M 36 M 48 M Mobi-C ACDF 1 Level Overall Study Success

Confidential 5 2 Level US IDE Study Overall Success Rates Compared to ACDF through 4 Years 2 Level Overall Study Success 69.7% 66.8% 66.0% 37.4% 41.4% 36.0% 0% 10% 20% 30% 40% 50% 60% 70% 80% 24 M 36 M 48 M Mobi-C ACDF

Inferior Adjacent Segment Superior Adjacent Segment 1 Level Adjacent Level Degeneration from Baseline Confidential 6 Pe rcen tage o f pa tien ts w it h increased de g eneratio n o f segme n t fro m baselin e 0% 10% 20% 30% 40% 50% 60% 12 mo 24 mo 36 mo 48 mo 12 mo 24 mo 36 mo 48 mo Mobi-C ACDF

2 Level Adjacent Level Degeneration from Baseline Superior Adjacent Segment Inferior Adjacent Segment Confidential 7 Pe rcen tage o f pa tien ts w it h increased de g eneratio n o f segme n t fro m baselin e 0% 10% 20% 30% 40% 50% 60% 70% 12 mo 24 mo 36 mo 48 mo 12 mo 24 mo 36 mo 48 mo Mobi-C ACDF